UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5820 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2018, Dr. Annalisa Jenkins, notified OncoSec Medical Incorporated (the “Company”) of her resignation from the Board of Directors (the “Board”), effective immediately. Concurrently with such resignation, Dr. Jenkins ceased to serve as a member of the Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Finance and Business Development Committee of the Board. Dr. Jenkins’ decision to resign from the Board was not the result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices.

On January 12, 2018, following the Company’s annual meeting of stockholders (the “Annual Meeting”), the Board appointed Gregory T. Mayes to serve as a director on the Company’s Board of Directors and as a member of the Audit Committee and Compensation Committee of the Board of Directors. Mr. Mayes has a strong financial background as an executive. The Board has determined that Mr. Mayes is an “audit committee financial expert,” as defined by applicable SEC rules. In making this determination, our Board of Directors has considered Mr. Mayes formal education and previous and current experience in executive roles. The Board believes that each member of the Audit Committee has sufficient knowledge in reading and understanding the Company’s financial statements to serve on such committee.

Mr. Mayes has served as the president, chief executive officer, founder and a member of the board of directors of Engage Therapeutics, Inc., a privately held specialty pharmaceutical company, since January 2017. From 2013 to 2016, Mr. Mayes served as executive vice president and chief operating officer of Advaxis, Inc., a publicly traded biotechnology company focused on developing immuno-oncology therapies for patients with hard-to-treat cancers. Mr. Mayes also served as a member of the board of directors of Advaxis from March 2016 to April 2017. Prior to joining Advaxis, Mr. Mayes served as executive vice president of Dendreon, a leading pioneer in the field of immuno-oncology research and development. From 2010 to 2012, Mr. Mayes was the president and general counsel of Unigene Laboratories, Inc. where he primarily led out-licensing efforts for the company’s novel oral peptide drug delivery platform. From 2004 to 2010, Mr. Mayes served as vice president, general counsel and chief compliance officer at ImClone Systems Corporation, a wholly owned subsidiary of Eli Lilly & Company. Mr. Mayes has also served as senior counsel at AstraZeneca Pharmaceuticals and in private practice at Morgan Lewis LLP. He earned his B.S. degree from Syracuse University and a J.D. degree from the Temple University School of Law.

Mr. Mayes’ compensation for his services as a director, including his services on all committees of the Company’s Board of Directors, will consist of annual cash compensation of $50,000. In addition, upon his appointment as a director, Mr. Mayes was granted a stock option award to purchase up to 100,000 shares of the Company’s common stock, which has an exercise price of $1.94 and vests in equal monthly installments over a 12-month period subject to continued service as a director on each vesting date. Additionally, upon his appointment, the Company entered into an indemnification agreement with Mr. Mayes in the same form as the indemnification agreements the Company has entered into with its other directors. No family relationships exist between Mr. Mayes and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Mayes and any other person pursuant to which Mr. Mayes was selected as a director nor are there any transactions to which the Company is or was a participant and in which Mr. Mayes has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s 2011 Stock Incentive Plan (the “2011 Plan”), as described in the definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on November 28, 2017 (the “Proxy Statement”). The amendment and restatement of the 2011 Plan previously had been approved by Compensation Committee of the Board of Directors of the Company and by its stockholders. A summary of the amendment and restatement of the 2011 Plan is set forth in the Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on January 12, 2018 at the Company’s headquarters located at 5820 Nancy Ridge Drive, San Diego, California 92121, the Company’s stockholders voted on and approved five proposals, each of which is described in detail in the Proxy Statement. The final voting results on the matters presented at the Annual Meeting were as follows:

Proposal 1—To elect four directors to the Company’s Board of Directors to serve for a term of one year or until their successors are duly elected and qualified.

Directors	For	Withheld	Broker Non-Votes
Dr. Avtar Dhillon	3,055,791	2,644,319	18,528,858
Dr. James DeMesa	3,112,767	2,587,343	18,528,858
Daniel J. O’Connor	3,442,345	2,257,765	18,528,858
Punit Dhillon	3,306,550	2,393,560	18,528,858

The Board also nominated Dr. Annalisa Jenkins to serve as a director, as set forth in the Proxy Statement. However, Dr. Jenkins resigned prior to the Annual Meeting and did not stand for reelection at the Annual Meeting.

Proposal 2—To approve an amendment and restatement of the Company’s 2011 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder and to make certain other changes.

For	Against	Abstain	Broker Non-Votes
4,324,867	1,028,711	346,532	18,528,858

Proposal 3—To approve an amendment and restatement of the Company’s 2011 Stock Incentive Plan to amend the provision therein that provides for certain annual and automatic increases in the shares of the Company’s common stock reserved for issuance thereunder.

For	Against	Abstain	Broker Non-Votes
4,170,752	1,179,064	350,294	18,528,858

Proposal 4—To approve stock option awards granted to Daniel J. O’Connor upon his appointment as the Company’s Chief Executive Officer.

For	Against	Abstain	Broker Non-Votes
4,556,401	886,187	257,522	18,528,858

Proposal 5—To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2018.

For	Against	Abstain	Broker Non-Votes
22,489,405	1,389,554	350,009	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended and restated January 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2018	OncoSec Medical Incorporated

	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer